As filed with the Securities and Exchange Commission on October 24, 2025

Registration No. 333-290553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SKYX Platforms Corp.

(Exact name of registrant as specified in its charter)

Florida	46-3645414
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2855 W. McNab Road

Pompano Beach, Florida 33069

(855) 759-7584

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard J. Sokolow

Chief Executive Officer

SKYX Platforms Corp.

2855 W. McNab Road

Pompano Beach, Florida 33069

(855) 759-7584

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jurgita Ashley Thompson Hine LLP 3900 Key Center 127 Public Square Cleveland, Ohio 44114 (216) 566-5500	Robin Powell General Counsel SKYX Platforms Corp. 2855 W. McNab Road Pompano Beach, Florida 33069 (855) 759-7584

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-290553), originally filed with the U.S. Securities and Exchange Commission on September 26, 2025, is being filed to register the issuance and sale of up to an additional 9,200,001 shares of common stock issuable pursuant to certain outstanding subordinated secured convertible promissory notes issued or amended on October 17, 2025 and to include language provided by Rule 473(b) of the Securities Act of 1933, as amended, for the automatic effectiveness of the Registration Statement 20 days following the filing of this Amendment No. 1.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 24, 2025

PRELIMINARY PROSPECTUS

SKYX PLATFORMS CORP.

Up to 14,719,841 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 14,719,841 shares of common stock, no par value per share (the “common stock”), consisting of (i) up to 14,700,001 shares of common stock that may be issued upon conversion of $15.6 million aggregate principal amount, plus the amount of accrued and unpaid interest, if any, that may be payable in shares of common stock, of certain outstanding subordinated secured convertible promissory notes, which are convertible into shares of common stock at a conversion price of $1.20 per share; and (ii) up to 19,840 shares of common stock issued or issuable pursuant to a private placement.

We are filing the registration statement of which this prospectus is a part at this time to fulfill contractual obligations to do so pursuant to registration rights contained in applicable transaction documents, as further described in this prospectus. See “Prospectus Summary” for additional information.

We will not receive any proceeds from the sale of the shares by the Selling Securityholders. Our registration of the shares of common stock covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of common stock.

We will bear all costs, expenses and fees in connection with the registration of the shares of common stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of common stock. The Selling Securityholders and any of their permitted transferees may offer and sell the shares covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholders, and the times and manner in which they may offer and sell shares of our common stock under this prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SKYX.” On October 22, 2025, the closing sale price of our common stock as reported on Nasdaq was $1.42.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 5 of this prospectus and in the other documents that are incorporated by reference into this prospectus before purchasing any of the shares offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. Such prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the Selling Securityholders guarantee the accuracy or completeness of this information and neither we nor the Selling Securityholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless expressly indicated or the context requires otherwise, the terms “SKYX,” the “Company,” “we,” “us” and “our” in this prospectus mean SKYX Platforms Corp. (d/b/a Sky Technologies) and its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain an internet website at www.skyplug.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. Information contained on, or that may be accessed through, our website is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. The full registration statement may be obtained from the SEC through the SEC’s website at the address provided above. You may also request a copy of the registration statement from us, as provided below. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025 (our “Annual Report”);

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, which were filed with the SEC on May 14, 2025 and August 12, 2025, respectively;

●	our Current Reports on Form 8-K filed with the SEC on March 12, 2025, March 17, 2025, March 21, 2025, March 24, 2025, April 8, 2025, May 8, 2025, May 12, 2025, May 14, 2025, July 11, 2025, July 31, 2025, August 12, 2025, September 5, 2025 , October 3, 2025, and October 17, 2025 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

●	the description of our common stock set forth in Exhibit 4.1 of our Annual Report, together with any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

SKYX Platforms Corp.

Attn: Secretary

2855 W. McNab Road

Pompano Beach, Florida 33069

(855) 759-7584

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read the entire prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

We have a series of advanced-safe-smart platform technologies. Our first- and second-generation technologies enable light fixtures, ceiling fans and other electrically wired products to be installed safely and plugged in to a ceiling’s electrical outlet box within seconds, and without the need to touch hazardous wires. The plug and play technology method is a universal power-plug device that has a matching receptacle that is simply connected to the electrical outlet box on the ceiling, enabling a safe and quick plug and play installation of light fixtures and ceiling fans in just seconds. The plug and play power-plug technology eliminates the need of touching hazardous electrical wires while installing light fixtures, ceiling fans and other hard wired electrical products. In recent years, we have expanded the capabilities of our power-plug product to include advanced, safe and quick universal installation methods, as well as advanced-smart capabilities. The smart features include control of light fixtures and ceiling fans by the SkyHome App, through WIFI, Bluetooth Low Energy and voice control connections. The SkyHome App allows scheduling, energy saving-eco mode, dimming, back-up emergency light, night light, light color changing and much more. Our third-generation technology is an all-in-one safe and smart-advanced platform that is designed to enhance all-around safety and lifestyle of homes and other buildings. Our products are designed to improve all around home and building safety and lifestyle. We hold over 100 U.S. and global patents and patent applications and have received a variety of final electrical code approvals, including UL, United Laboratories of Canada (cUL) and Conformité Européenne (CE), and 2017 and 2020 inclusion in the NEC Code Book. Additionally, the Company owns an online retailer and e-commerce provider specializing in home lighting, ceiling fans, and other home furnishings.

Notes and Private Placement Shares

On September 2, 2025, the Company entered into a five-year subordinated secured convertible promissory note in the principal amount of $6.0 million (the “September Note”), pursuant to a securities purchase agreement, dated September 2, 2025 (the “September SPA”). Among other things, the September SPA provides the September Note holder with certain registration rights, pursuant to which the Company has filed the registration statement of which this prospectus is a part. The principal amount of the September Note is convertible at the option of the holder at any time, in whole or in part, into shares of the Company’s common stock at a conversion price of $1.20 per share. The September Note bears 8% interest payable quarterly in arrears in cash and 2% interest payable quarterly in arrears in cash or shares of Company’s common stock at the conversion price upon repayment or conversion of the September Note, with total interest accruing at a rate of 10% per annum. The September Note also includes customary beneficial ownership limitations, restricting conversions that would result in the September Note holder and its affiliates owning more than 4.99% or 9.99%, at the holder’s election, of the Company’s outstanding common stock.

On October 17, 2025, the Company entered into a five-year subordinated secured convertible promissory note in the principal amount of $8.9 million (the “New October Note”), pursuant to a securities purchase agreement, dated October 17, 2025 (the “October SPA”), and amended two outstanding subordinated secured convertible promissory notes held by affiliates of the New October Note holder in the aggregate principal amount of $700,000 to extend the maturity date to October 17, 2030 and revise the conversion price of such notes, among other things (the “Amended Notes,” together with the New October Note, the “October Notes,” and collectively with the September Note, the “Notes”). Among other things, the October SPA provides the holders of the October Notes with certain registration rights, pursuant to which the Company has filed the registration statement of which this prospectus is a part. The principal amount of the October Notes is convertible at the option of the applicable holder at any time, in whole or in part, into shares of the Company’s common stock at a conversion price of $1.20 per share. The October Notes bear 7% interest payable quarterly in arrears in cash and 3% interest payable quarterly in arrears in cash or shares of Company’s common stock at the conversion price upon repayment or conversion of the applicable October Note, with total interest accruing at a rate of 10% per annum. The October Notes also include customary beneficial ownership limitations, restricting conversions that would result in each October Note holder and its affiliates owning more than 4.99% or 9.99%, at the holder’s election, of the Company’s outstanding common stock.

On March 5, 2025, the Company entered into an advisory agreement, pursuant to which it agreed to issue 19,840 shares of common stock to the advisor. Among other things, the agreement provided for certain piggyback registration rights for such shares.

See “Selling Securityholders” for additional information regarding the number of shares being registered pursuant to the registration statement of which this prospectus is a part.

Corporate Information

We were originally organized in May 2004 as a Florida limited liability company under the name of Safety Quick Light, LLC. We converted to a Florida corporation on November 6, 2012 and, effective August 12, 2016, we changed our name from “Safety Quick Lighting & Fans Corp.” to “SQL Technologies Corp.” Effective June 14, 2022, we changed our name from “SQL Technologies Corp.” to “SKYX Platforms Corp.” We currently do business as “Sky Technologies.”

Our principal executive offices are located at 2855 W. McNab Road, Pompano Beach, Florida 33069, and our telephone number is (855) 759-7584. Our website can be found at www.skyplug.com. Information contained on, or that may be accessible through, our website is not a part of, and is not incorporated into, this prospectus.

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The Offering

Shares of common stock offered by the Selling Securityholders	Up to 14,719,841 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” on page 5 of this prospectus and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference.

Terms of the offering	Each of the Selling Securityholders will determine when and how they will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”

Nasdaq symbol	“SKYX”

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully read and consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, any amendments to such filings, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently believe are not material may also affect our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained in or incorporated by reference into this prospectus and in any applicable prospectus supplement.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any applicable prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “budgeted,” “can,” “contemplate,” “continue,” “could,” “design,” “envision,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “think,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, any amendments to such filings, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and in our other filings with the SEC.

Other sections in this prospectus and the documents incorporated by reference herein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus and the documents incorporated by reference herein and filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation (as amended, the “Articles of Incorporation”) and Third Amended and Restated By-Laws (the “By-Laws”), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.” The summary below is also qualified by reference to the provisions of applicable Florida law.

Authorized Capital

The Company’s authorized capital stock consists of 500,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share.

Common Stock

Dividend Rights

The holders of our common stock are entitled to any dividends that may be declared by the board of directors of the Company out of funds legally available for payment of dividends, subject to the prior rights of holders of preferred stock (including the Series A Preferred Stock and Series A-1 Preferred Stock (as defined below)) and any contractual restrictions the Company has against the payment of dividends on common stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders, including the election of directors. There is no cumulative voting with respect to the election of directors. Directors are elected by a plurality of the votes cast by the holders of common stock. Except as otherwise required by law or the Company’s Articles of Incorporation or By-Laws, all other matters brought to a vote of the holders of common stock are approved if the votes cast in favor of the action exceed the votes cast against the action.

Liquidation

In the event of the Company’s liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

Rights and Preferences

All outstanding shares of common stock are duly authorized, fully paid and non-assessable. The common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company has designated, including the Series A Preferred Stock and Series A-1 Preferred Stock, or may designate in the future.

Stock Exchange Listing

The common stock is listed on Nasdaq under the symbol “SKYX.”

Registration Rights and Anti-Dilution Provisions

Certain of the Company’s outstanding shares of common stock and securities convertible into or exercisable for common stock have registration rights or are subject to a form of antidilution protection provisions.

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Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer, a Securitize company.

Preferred Stock

As of the date of this prospectus, we have 400,000 authorized shares of Series A Preferred Stock, no par value per share (“Series A Preferred Stock”), of which 200,000 shares are issued and outstanding, and 480,000 authorized shares of Series A-1 Preferred Stock, no par value per share (“Series A-1 Preferred Stock”), of which 374,000 shares are issued and outstanding. The remainder of the Company’s authorized preferred stock is undesignated and unissued. Under the terms of the Articles of Incorporation, our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, powers, including voting rights, if any, preferences, and rights of the shares of each series, and any qualifications, limitations, or restrictions thereof.

Series A Preferred Stock

The Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock (the “Series A Certificate of Designation”) provides for cumulative cash dividends at an annual rate of 8% of the original issue price of $25.00 per share of Series A Preferred Stock, payable quarterly in arrears. In the event the full cumulative dividends are not paid on a dividend payment date, dividends will accrue on the sum of the original issue price, plus the amount of unpaid dividends, at an annual rate of 12%, until such date as the Company has paid all previously accrued but unpaid dividends. In addition, holders of Series A Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Company’s common stock on an as-converted basis.

Each holder of Series A Preferred Stock has the right, at such holder’s option, to convert such holder’s shares of Series A Preferred Stock into shares of common stock at an adjusted conversion price per share of $1.20. In addition, for two years following the closing date of the securities purchase agreement (the “Series A Purchase Agreement”), the Series A Preferred Stock is subject to mandatory conversion by the Company upon the occurrence of specified events. In no event will the aggregate number of shares of common stock that may be issued upon the conversion of the Series A Preferred Stock exceed 19.99% of the common stock outstanding on the date of the Series A Purchase Agreement prior to closing, unless the Company obtains stockholder approval.

The Company may redeem all or any of the Series A Preferred Stock for cash at any time beginning five years after the closing date of the Series A Purchase Agreement at a redemption price per share equal to $25.00, plus all accrued and unpaid dividends on the Series A Preferred Stock being redeemed (the “Series A Redemption Price”). Upon a “Fundamental Change” (involving a change of control, as further described in the Series A Certificate of Designation), each holder may require the Company to redeem the holder’s Series A Preferred Stock at the Series A Redemption Price. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to receive an amount equal to $25.00 per share, plus accrued and unpaid dividends.

With respect to the payment of dividends and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A Preferred Stock ranks senior to the Company’s common stock and any other class or series of capital stock of the Company created after the Series A Preferred Stock, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock, and on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A Preferred Stock. The Series A Preferred Stock has no stated maturity, is not subject to any sinking fund and will remain outstanding indefinitely unless converted into common stock or redeemed by the Company, in which case such shares of Series A Preferred Stock may not be reissued and will automatically be retired and cancelled and resume the status of authorized but unissued shares of preferred stock.

Holders of Series A Preferred Stock generally will be entitled to vote with the holders of the Company’s common stock on all matters submitted for a vote of holders of common stock (voting together with the holders of common stock as a single class) on an as-converted basis. The Series A Preferred Stock is entitled to a separate class vote on all matters that impact the rights, value or conversion terms or ranking of the Series A Preferred Stock.

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Additionally, the Company shall not, without the approval of 51% of the then outstanding shares of Series A Preferred Stock, (i) issue additional shares of Series A Preferred Stock; (ii) create or issue (A) any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to dividends or distributions or (B) any other securities ranking on parity with the Series A Preferred Stock having the same liquidation preference as the Series A Preferred Stock; or (iii) amend, modify or alter in any manner (A) the Series A Certificate of Designation or (B) the Company’s Articles of Incorporation (including by filing any new certificate of designation or elimination) or its By-Laws in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series A Preferred Stock.

Series A-1 Preferred Stock

The Certificate of Designation of Rights, Preferences and Privileges of Series A-1 Preferred Stock (the “Series A-1 Certificate of Designation”) provides for cumulative cash dividends at an annual rate of 8% of the original issue price of $25.00 per share of Series A-1 Preferred Stock, payable quarterly in arrears. In the event the full cumulative dividends are not paid on a dividend payment date, dividends will accrue on the sum of the original issue price, plus the amount of unpaid dividends, at an annual rate of 12%, until such date as the Company has paid all previously accrued but unpaid dividends. In addition, holders of Series A-1 Preferred Stock are also entitled to participate in and receive any dividends declared or paid on the Company’s common stock on an as-converted basis.

Each holder of Series A-1 Preferred Stock has the right, at such holder’s option, to convert such holder’s shares of Series A-1 Preferred Stock into shares of common stock at an adjusted conversion price per share of $1.20. In addition, for two years following the closing date of the applicable securities purchase agreement (collectively, the “Series A-1 Purchase Agreements”), the Series A-1 Preferred Stock is subject to mandatory conversion by the Company upon the occurrence of specified events. In no event will the aggregate number of shares of common stock that may be issued upon the conversion of both the Series A Preferred Stock and the Series A-1 Preferred Stock exceed 19.99% of the common stock outstanding on the date of the first Series A-1 Purchase Agreement, dated October 4, 2024, prior to closing, unless the Company obtains stockholder approval.

The Company may redeem all or any of the Series A-1 Preferred Stock for cash at any time beginning three years after the closing date of the applicable Series A-1 Purchase Agreement at a redemption price per share equal to $25.00, plus all accrued and unpaid dividends on the Series A-1 Preferred Stock being redeemed (the “Series A-1 Redemption Price”). Upon a “Fundamental Change” (involving a change of control, as further described in the Series A-1 Certificate of Designation), the Company may redeem the outstanding Series A-1 Preferred Stock at the Series A-1 Redemption Price. In the event of any liquidation, dissolution or winding up of the Company, the holders of Series A-1 Preferred Stock shall be entitled to receive an amount equal to $25.00 per share, plus accrued and unpaid dividends.

With respect to the payment of dividends and rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the Series A-1 Preferred Stock ranks senior to the Company’s common stock and any other class or series of capital stock of the Company created after the Series A-1 Preferred Stock, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A-1 Preferred Stock, and on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series A-1 Preferred Stock. The Series A-1 Preferred Stock has no stated maturity, is not subject to any sinking fund and will remain outstanding indefinitely unless converted into common stock or redeemed by the Company, in which case such shares of Series A-1 Preferred Stock may not be reissued and will automatically be retired and cancelled and resume the status of authorized but unissued shares of preferred stock.

Holders of Series A-1 Preferred Stock generally will be entitled to vote with the holders of the Company’s common stock on all matters submitted for a vote of holders of common stock (voting together with the holders of common stock as a single class) on an as-converted basis. The Series A-1 Preferred Stock is entitled to a separate class vote on all matters that impact the rights, value or conversion terms or ranking of the Series A-1 Preferred Stock.

Additionally, the Company shall not, without the approval of 51% of the then outstanding shares of Series A-1 Preferred Stock, (i) issue additional shares of Series A-1 Preferred Stock; (ii) create or issue (A) any class or series of capital stock ranking senior to the Series A-1 Preferred Stock with respect to dividends or distributions or (B) any other securities ranking on parity with the Series A-1 Preferred Stock having the same liquidation preference as the Series A-1 Preferred Stock; or (iii) amend, modify or alter in any manner (A) the Series A-1 Certificate of Designation or (B) the Company’s Articles of Incorporation (including by filing any new certificate of designation or elimination) or its By-Laws in a manner that adversely affects the rights, preferences, privileges or restrictions of the Series A-1 Preferred Stock.

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Anti-Takeover Provisions

Certain provisions of Florida law, the Articles of Incorporation and the By-Laws, summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that might result in a premium over the market price for our shares.

Florida Law

As a Florida corporation, the Company is subject to certain anti-takeover provisions that apply to public corporations under the Florida Business Corporation Act (“FBCA”). Pursuant to Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	prior to the time that such stockholder became an interested stockholder, the board of directors approved either the affiliated transaction or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon consummation of such a business combination or extraordinary corporate transaction that resulted in the subject stockholder becoming an interested stockholder, such stockholder owned at least 85% of the outstanding voting shares of the corporation at the time such transaction commenced, exclusive of shares owned by directors who are also officers and certain employee stock plans; or

●	at or subsequent to the time the subject stockholder became an interested stockholder, such business combination or other extraordinary corporate transaction is approved by the board of directors and authorized by an affirmative vote of the holders of at least two-thirds of the voting shares of the corporation (excluding shares held by the interested stockholder) at an annual or special meeting of stockholders, and not by written consent.

Notwithstanding the above, the voting requirements set forth above do not apply to a particular affiliated transaction if one or more conditions are met, including, but not limited to, the following: the affiliated transaction has been approved by a majority of the disinterested directors of the corporation; the corporation has not had more than 300 stockholders of record at any time during the three years preceding the announcement date; the interested stockholder has been the beneficial owner of at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date; or the consideration to be paid to the holders of each class or series of voting shares in the affiliated transaction meets certain minimum conditions.

An interested stockholder is generally defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a corporation’s outstanding voting shares. The Company has not made an election in the Articles of Incorporation to opt out of Section 607.0901 of the FBCA.

In addition, Section 607.0902 of the FBCA contains certain prohibitions relating to “control share acquisitions.” The Articles of Incorporation include a provision that opts the Company out of the “control share acquisition” statute under the FBCA.

Articles of Incorporation and By-Laws

The board of directors has the power to issue any or all of the shares of the Company’s capital stock, including the authority to establish one or more series of preferred stock and to fix the designations, powers, preferences, rights and limitations of such class or series, without seeking stockholder approval, which could delay, deter or prevent any attempt to acquire or control the Company or could make removal of management more difficult. A majority vote of the stockholders is required to remove directors from office, with or without cause; a majority of the board of directors may remove a director for cause. The By-Laws provide that a special meeting of stockholders may be called only by the order of the chairman of the board of directors or upon the written request of stockholders owning at least a majority of the outstanding shares of the Company entitled to vote for directors as of the date of such request. The By-Laws also establish an advance notice procedure for stockholder proposals and nominations to be brought before an annual meeting of the Company’s stockholders.

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SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below and the permitted transferees that hold any of the Selling Securityholders’ interest in the shares of common stock after the date of this prospectus.

The following table sets forth certain information concerning the common stock that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The number of shares beneficially owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Percentage ownership is based on 113,523,361 shares of common stock outstanding as of October 22, 2025. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person or entity, shares of common stock subject to options, restricted stock units, warrants, convertible notes, convertible preferred stock or other rights held by such person or entity that are currently exercisable or convertible or will become exercisable or convertible or will vest within 60 days of such date are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder, subject to community property laws where applicable.

The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities included in the table below in transactions exempt from the registration requirements of the Securities Act. Any changed or new information provided to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.” For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The number of shares of common stock issuable upon conversion of the Notes represents a good faith estimate of the maximum number of shares of common stock that may be issuable upon conversion, based on $15.6 million aggregate principal amount, plus the amount of accrued and unpaid interest, if any, that may be payable in shares of common stock in connection with the conversion thereof, at the conversion price of $1.20 per share. We assumed, for purposes hereof, that the Notes will accrue interest through the applicable maturity date at a rate of 10% per annum, that the Notes will be fully converted to shares of common stock on such maturity date, and that the Company will pay 2% of the interest of the September Note and 3% of the interest of the October Notes in shares of common stock upon the date of conversion. If the Notes are not converted in full or if the interest on the Notes is paid in cash or additional interest on the Notes is paid in shares, the actual number of shares issuable to the holders of the Notes upon any conversion could be substantially more or less than the number of shares registered. This presentation is not intended to constitute an indication or prediction of the date on which any holder will convert such holder’s Note into common stock, if at all.

The Notes contains conversion limitations providing that the respective holder may not convert such holder’s Note to the extent that, if after giving effect to such conversion, such holder or any of such holder’s affiliates would beneficially own in excess of 4.99%, or such other percentage up to 9.99% as such holder may select, of the number of shares of common stock outstanding immediately after giving effect to such conversion. In addition, in no event will the aggregate number of shares of common stock that may be issued pursuant to the September SPA or the October SPA, including the number of shares of common stock issued or issuable upon conversion of the September Note or the October Notes, respectively, exceed 19.99% of the common stock outstanding on the date of closing of the September SPA or the October SPA, respectively, prior to closing of such agreement on such date, unless the Company obtains stockholder approval. The number of shares in the table below do not reflect these limitations.

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For additional information regarding the shares offered as included in the table below, see “Prospectus Summary” above.

Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock Offered	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold	Percentage of Shares Beneficially Owned after Shares are Sold
Strul Associates Limited Partnership(1)	7,629,829	5,500,000	2,129,829	1.9%
Noble Capital Markets, Inc.(2)	39,528	19,840	19,688	*
David S. Nagelberg 2003 Revocable Trust dtd 07/02/03(3)	11,721,680	8,529,167	3,192,513	2.7%
Teresa E. Nagelberg(4)	112,501	95,834	16,667	*
DSN Ventures LLC(5)	675,000	575,000	100,000	*

* Less than 1%

(1)	Includes 5,500,000 shares of common stock issuable upon conversion of the September Note held by Strul Associates Limited Partnership (“SALP”) that may be sold under this prospectus. Also includes the following: 988,162 shares of common stock held by SALP; 125,000 shares of common stock issuable upon exercise of an outstanding warrant held by SALP; 416,667 shares of common stock issuable upon conversion of Series A-1 Preferred Stock held by SALP; 300,000 shares of common stock held by Aubrey Strul; and 300,000 shares of common stock underlying stock options held by Aubrey Strul that are currently exercisable. Aubrey Strul, the manager of Strul Associates LLC, the general partner of SALP, may be deemed to be the beneficial owner of the shares held by SALP and have voting and dispositive power over such shares. The address of Mr. Strul and SALP is 20320 Fairway Oaks Drive, #362, Boca Raton, Florida 33434.

(2)	Represents 19,840 shares of common stock, including 4,960 shares issuable on December 1, 2025, that may be sold under this prospectus, as well as 19,688 shares of common stock held by Noble Capital Markets, Inc. Noble Capital Markets, Inc. is the beneficial owner of the shares, and has voting and dispositive power over such shares. The business address of Noble Capital Markets, Inc. is 150 E. Palmetto Park Rd., Suite 110, Boca Raton, Florida 33432.

(3)	Includes up to 8,529,167 shares of common stock issuable upon conversion of the October Note held by the David S. Nagelberg 2003 Revocable Trust that may be sold under this prospectus. Also includes the following: 325,846 shares of common stock, 1,666,667 shares of common stock issuable upon conversion of Series A-1 Preferred Stock, and 1,150,000 shares of common stock issuable upon exercise of outstanding warrants, in each case held by the David S. Nagelberg 2003 Revocable Trust; and 50,000 shares of common stock held by David Nagelberg. As trustee of the David S. Nagelberg 2003 Revocable Trust, David Nagelberg may be deemed to be the beneficial owner of the shares held by such trust and to have voting and dispositive power over such shares.

(4)	Includes up to 95,834 shares of common stock issuable upon conversion of the October Note held by Ms. Nagelberg that may be sold under this prospectus. Also includes 16,667 shares of common stock issuable upon exercise of outstanding warrants held by Ms. Nagelberg.

(5)	Includes up to 575,000 shares of common stock issuable upon conversion of the October Note held by DSN Ventures LLC that may be sold under this prospectus. Also includes 100,000 shares of common stock issuable upon exercise of outstanding warrants held by DSN Ventures LLC. David S. Nagelberg, the manager of DSN Ventures LLC, may be deemed to be the beneficial owner of the shares held by DSN Ventures LLC and have voting and dispositive power over such shares.

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PLAN OF DISTRIBUTION

We are registering the securities covered by this prospectus on behalf of the Selling Securityholders. Certain costs, expenses and fees connected with the registration of these securities will be borne by us. Any brokerage commissions and similar expenses connected with selling the securities will be borne by the Selling Securityholders. The Selling Securityholders may offer and sell the securities covered by this prospectus from time to time in one or more transactions. The term “Selling Securityholders” includes permitted transferees. A Selling Securityholder may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. A Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:

●	through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;
●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	privately negotiated transactions;
●	through agents;
●	by delayed delivery contracts or by remarketing firms;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;
●	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;
●	block trades in which the broker-dealer attempts to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
●	a combination of any such method of sale; or
●	any other method permitted pursuant to applicable law.

In connection with distributions of the securities or otherwise, the Selling Securityholders may sell the securities in negotiated transactions; in one or more transactions at a fixed price or prices, which may be changed from time to time; at market prices prevailing at the times of sale; at prices related to such prevailing market prices; or at negotiated prices. The Selling Securityholders may sell the securities on a national securities exchange, in the over-the-counter market, or in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time. We will not receive any of the proceeds from this offering.

If underwriters are used in the sale of any securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters.

If a dealer is used in an offering of securities, the dealer may purchase the securities, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale.

Securities may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such securities and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

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Underwriters, dealers and agents may be entitled to indemnification by the Selling Securityholders and/or us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Underwriters who participate in the distribution of securities may be granted an option to purchase additional securities in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from the Selling Securityholders. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with sales of securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of securities in the course of hedging in positions they assume. The Selling Securityholders may also sell securities short and the Selling Securityholders may deliver securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The Selling Securityholders may also loan or pledge securities to broker-dealers that in turn may sell such securities, to the extent permitted by applicable law. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders may also transfer and donate securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

Underwriters, broker-dealers or agents who may become involved in the sale of securities may engage in transactions with, and perform other services for, us or the Selling Securityholders in the ordinary course of their business for which they receive compensation.

In effecting sales, the Selling Securityholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders and/or from the purchasers of securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Securityholders and any broker-dealer or agent, or other third party, regarding the sale of any securities by the Selling Securityholders.

The Selling Securityholders, any underwriters, broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the securities covered by this prospectus may be “underwriters” under the Securities Act with respect to those securities and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the Selling Securityholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of securities acquired as principal, may be deemed to be underwriting discounts and commissions. If the Selling Securityholders are deemed to be underwriters, the Selling Securityholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the Selling Securityholders to sell the securities in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the securities for sale in those states unless an exemption from registration and qualification is available and the Selling Securityholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

To the extent required, the securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby has been passed upon for us by Thompson Hine LLP.

EXPERTS

The financial statements of the Company as of December 31, 2024 and 2023, and for the years then ended, have been incorporated by reference herein from the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 in reliance upon the report of M&K CPAS, PLLC, independent registered public accounting firm, incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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SKYX Platforms Corp.

Up to 14,719,841 Shares of Common Stock

PROSPECTUS

        , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred by us in connection with the registration of the securities under this registration statement, all of which will be borne by us. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$3,042
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$3,500
Miscellaneous	$6,500
Total	$38,042

Item 15. Indemnification of Directors and Officers

Our Articles of Incorporation, as amended (the “Articles of Incorporation”), provide that, to the fullest extent permitted by law, no director or officer of the Company will be personally liable to the Company or its stockholders for damages for breach of any duty owed to the Company or its stockholders. In addition, our Third Amended and Restated By-Laws (the “By-Laws”) provide that our directors and officers will be indemnified to the fullest extent permitted by the Florida Business Corporation Act. Specifically, our By-Laws require the Company to indemnify any person who is or was, or has agreed to become, a director or officer of the Company (hereinafter, a “director” or “officer”) and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (hereinafter, a “proceeding”), including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Company, or, while a director or officer of the Company, is or was serving, or has agreed to serve, such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorneys’ fees (hereinafter, “expenses”), incurred in connection with such proceeding. However, a director and/or officer is not entitled to indemnification if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The Company is required to indemnify a director or officer in connection with any suit (or part thereof) initiated by a director or officer only if such suit (or part thereof) was authorized by the board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We also maintain general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

II-1

Item 16. Exhibits

Exhibit No.	Description
2.1+	Stock Purchase Agreement, dated February 6, 2023, by and among the Company and Mihran Berejikian, Nancy Berejikian, and Michael Lack (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 7, 2023).
2.2+	Amendment to Stock Purchase Agreement, dated April 28, 2023, by and among the Company and Mihran Berejikian, Nancy Berejikian, and Michael Lack (incorporated herein by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2023).
3.1	Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-261829) filed with the SEC on December 22, 2021).
3.2	Articles of Amendment to Articles of Incorporation (effective August 12, 2016) (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-261829) filed with the SEC on December 22, 2021).
3.3	Articles of Amendment to Articles of Incorporation (effective February 7, 2022) (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2022).
3.4	Articles of Amendment to Articles of Incorporation (effective June 14, 2022) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2022).
3.5	Articles of Amendment to Articles of Incorporation (effective May 2, 2023) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2023).
3.6	Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock (effective September 30, 2024) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2024).
3.7	Certificate of Designation of Rights, Preferences and Privileges of Series A-1 Preferred Stock (effective September 30, 2024) (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 4, 2024).
3.8	Articles of Amendment to the Certificate of Designation of Rights, Preferences and Privileges of Series A-1 Preferred Stock (effective May 2, 2025) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2025).
3.9	Third Amended and Restated Bylaws of the Company (effective March 21, 2025) (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2025).
4.1	Subordinated Secured Promissory Note, dated September 2, 2025 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2025).
4.2+	Securities Purchase Agreement, dated September 2, 2025 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2025).
4.3	Form of Subordinated Secured Promissory Note (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2025).
4.4	Form of Amendment No. 1 to Subordinated Secured Promissory Note (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2025).
4.5+	Securities Purchase Agreement, dated October 17, 2025 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 17, 2025).
5.1	Opinion of Thompson Hine LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Thompson Hine LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (incorporated by reference to the signature page hereto).
107	Filing Fee Table.

*	Previously filed.
+	Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida, on October 24, 2025.

SKYX PLATFORMS CORP.

By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Leonard J. Sokolow	Chief Executive Officer and Director	October 24, 2025
Leonard J. Sokolow	(Principal Executive Officer)

/s/ Marc-Andre Boisseau	Chief Financial Officer	October 24, 2025
Marc-Andre Boisseau	(Principal Financial and Accounting Officer)

*	Executive Chairman and Director	October 24, 2025
Rani R. Kohen

*	Director	October 24, 2025
Nancy DiMattia

*	Director	October 24, 2025
Gary N. Golden

*	Director	October 24, 2025
Efrat L. Greenstein Brayer

*	Director	October 24, 2025
Dov Shiff

*	Director	October 24, 2025
Thomas J. Ridge

* By:	/s/ Leonard J. Sokolow
Leonard J. Sokolow
Attorney-in-Fact
October 24, 2025

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